EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference by reference in (i) the Registration Statement on Form S-8 (No. 333-116921) relating to the United Illuminating Company 401(K)/Employee Stock Ownership Plan; (ii) the Registration Statement on Form S-8 (No. 333-107020) relating to the UIL Holdings Corporation Deferred Compensation Plan; (iii) the Registration Statement on Form S-8 (No. 333-107021) relating to the UIL Holdings Corporation 1999 Amended and Restated Stock Plan; (iv) the Registration Statement on Form S-8 (No. 333-156177) relating to the UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan; (v) the Registration Statement on Form S-8 (No. 333-156179) relating to the Amended and Restated United Illuminating Company 401(K)/Employee Stock Ownership Plan of UIL Holdings Corporation; and (vi) the Registration Statement on Form S-3 (No. 333-157854) of our report dated February 17, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 17, 2010